UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 22, 2010

RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On June 22, 2010, Raytheon Company announced the retirement of Mr. Daniel L. Smith, Vice President of Raytheon Company and President, Integrated Defense Systems, effective July 30, 2010.  Raytheon Company also announced that Dr. Thomas A. Kennedy has been appointed to succeed Mr. Smith as Vice President of Raytheon Company and President, Integrated Defense Systems, effective immediately.  A copy of a press release issued by Raytheon Company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

(e)
In addition to the compensation and benefits payable by Raytheon Company upon Mr. Smith’s retirement pursuant to the company’s existing compensation policies and practices as disclosed in its definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2010, Mr. Smith is expected to receive a severance payment equivalent to his annual base salary and annual target Results Based Incentive (“RBI”) award for a period of two years starting on July 31, 2010.  In addition, he will receive a pro rated share of his target 2010 RBI award when such awards are paid in 2011.  The separation agreement will contain other standard terms and conditions consistent with the company’s policies and practices.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

99.1           Press Release issued by Raytheon Company dated June 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:  June 25, 2010                                                                               By: /s/ Jay B. Stephens
         Jay B. Stephens
         Senior Vice President, General Counsel and
         Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated June 22, 2010.